EXHIBIT 99.1

Contacts:

Dov A. Goldstein, M.D.	E. Blair Schoeb	Aline Schimmel
Vicuron Pharmaceuticals Inc.	WeissComm Partners	Burns McClellan Inc.
610-205-2312	212-923-6737	212-213-0006

dgoldstein@vicuron.com	blair@weisscommpartners.com	aschimmel@burnsmc.com

VICURON PHARMACEUTICALS PROVIDES UPDATE ON NOVARTIS PEPTIDE

DEFORMYLASE INHIBITOR PROGRAM

King of Prussia, Penn., March 4, 2005— Vicuron Pharmaceuticals Inc. (NASDAQ and Nuovo Mercato: MICU) announced today that the company has received another milestone payment from Novartis Pharma AG in recognition of follow-up lead product candidates identified for Novartis’ development from its ongoing research collaboration focused on peptide deformylase inhibitors, a novel class of antibiotics.

The company also announced that Novartis has suspended Phase 1 development of the first lead product candidate from the outpatient respiratory tract program in favor of developing a second lead compound, which is expected to enter the clinic by the end of the year.

“The identification of a second lead candidate further validates our mechanism-based drug design and demonstrates the speed and efficiency with which this prolific collaboration has brought multiple optimized drug candidates from concept toward the clinic,” said Zhengyu Yuan, Ph.D., Senior Vice President of Research. “With the preclinical studies started and an aggressive development timeline established, we expect this candidate to move from preclinical studies into the clinic in a timely manner.”

About Peptide Deformylase Inhibitors

Peptide deformylase inhibitors constitute one of the most promising new antibiotic classes and hold the potential to treat large markets of community bacterial infections. The peptide deformylase inhibitor class of antibiotics targets a novel protein that is essential for bacterial growth and provides the basis for selective activity toward a wide range of bacterial pathogens. This new class has already demonstrated promising in vitro and in vivo activities against a broad spectrum of bacteria, including those resistant to widely used penicillin, cephalosporin, macrolide, and quinolone antibiotics.

Peptide deformylase is a new target for antibacterial drug discovery. Vicuron scientists have combined their expertise in bacterial genomics and mechanism based drug design, with skills in microbiology and pharmacology, in collaboration with expert scientists at Novartis, to identify a family of promising molecules from which a lead compound was chosen which demonstrates selective inhibition of peptide deformylase and exhibits potent broad spectrum activity against key bacterial pathogens both in vitro and in several in vivo models.

About Vicuron Pharmaceuticals

Vicuron Pharmaceuticals is a biopharmaceutical company focused on discovering, developing, manufacturing and commercializing vital medicine for seriously ill patients. The company has two New Drug Applications pending with the U.S. Food and Drug Administration for its lead products, dalbavancin, a novel intravenous antibiotic for the treatment of serious Gram-positive infections, and anidulafungin, a novel antifungal agent. Vicuron’s versatile research engine integrates industry-leading expertise in functional genomics, natural products discovery, mechanism-based drug design and combinatorial and medicinal chemistry. These approaches are yielding promising novel and next-generation compounds, many of which are in the later stages of preclinical development. In addition, the company has research collaborations with leading pharmaceutical companies, such as Novartis and Pfizer.

Forward-Looking Statements

This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Vicuron’s control. Vicuron faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including the possibilities that clinical trials and the results thereof might be delayed or unsuccessful, that the timing of the filing of any new drug application or any amendment to a new drug application might be delayed, that clinical trials might indicate that a product candidate is unsafe or ineffective, that the FDA might require additional information to be submitted and additional actions to be taken before it will make any decision, that any filed new drug application may not be approved by the FDA, that ongoing proprietary and collaborative research might not occur or yield useful results, that the pipeline may not yield a new clinical candidate or a commercial product, that a third party may not be willing to license product candidates on terms acceptable to or at all, that competitors might develop superior substitutes for Vicuron’s products or market these competitive products more effectively, that a sales force may not be developed as contemplated and that one or more of Vicuron’s product candidates may not be commercialized successfully. The reports that Vicuron files with the U.S. Securities and Exchange Commission contain a fuller description of these and many other risks to which Vicuron is subject. Because of those risks, Vicuron’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Vicuron assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.